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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): AUGUST 4, 2004



                          CREDIT ACCEPTANCE CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


                        Commission File Number 000-20202

                  MICHIGAN                             38-1999511
        (State or other jurisdiction               (I.R.S. Employer
     of incorporation or organization)            Identification No.)


    25505 W. TWELVE MILE ROAD, SUITE 3000              48034-8339
             SOUTHFIELD, MICHIGAN                      (Zip Code)
   (Address of Principal Executive Offices)



       Registrant's telephone number, including area code: (248) 353-2700









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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits.

                  99.1     Press Release dated August 4, 2004

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         On August 4, 2004, Credit Acceptance Corporation (the "Company") issued a press release announcing its financial results for the three and six months ended June 30, 2004. The press release, dated August 4, 2004, is attached as
Exhibit 99.1 to this Form 8-K.

         The financial information included in the press release includes a presentation of net income excluding certain items, in addition to the presentation of the Company's reported net income. The Company believes this information is helpful to investors in measuring the performance of the business, in that excluding the impact of certain items more accurately reflects the financial performance of the business and allows shareholders to better compare results between periods and make more informed assumptions about future results.

         The financial information included in the press release also includes an adjusted return on capital analysis, which provides an additional perspective on the financial performance of the Company. The Company believes this information provides a useful measurement of how effectively the Company is utilizing its capital.

         Finally, the financial information included in the press release includes a presentation of adjusted economic profit. Management uses adjusted economic profit to assess the Company's performance and the amount of value created for shareholders as well as to make capital allocation decisions. The Company believes this information is important to shareholders because it allows shareholders to compare the returns earned by the Company investing capital in its business with the return they could expect if the Company returned capital to shareholders and they invested in other securities.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  CREDIT ACCEPTANCE CORPORATION
                                  (Registrant)

                                  By: /s/ Kenneth S. Booth
                                  ------------------------
                                  Kenneth S. Booth
                                  Chief Accounting Officer
                                  August 6, 2004


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                                INDEX OF EXHIBITS

         EXHIBIT NO.                        DESCRIPTION
         -----------         ------------------------------------------
            99.1             Press Release dated August 4, 2004.